                                                                  Exhibit 10.16
                                                                  -------------

                         AMENDMENT TO LEASE AGREEMENT

     AGREEMENT, made this 5th day of November, 1997, by and between MILKSON ASSOCIATES, LLC (hereinafter called Lessor) and ACCIPITER, INC. (hereinafter called Lessee).

WITNESSETH:

     WHEREAS, Lessor and Lessee entered into a written agreement of lease bearing date of April 9, 1997 (hereinafter The Lease Agreement), whereby Lessor leased to Lessee and Lessee rented from Lessor approximately 6,014 rentable square feet in Suite 200, 4000 Wake Forest Road, located in the City of Raleigh, Wake County, North Carolina, for the term of May 1, 1997 through April 30, 1999.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto with the intent to be legally bound, hereby agree as follows:

     Tenant shall occupy the balance of the second floor of the building, consisting of approximately an additional 6,231 rentable square feet for a total of 12,245 rentable square feet in the following two phases.

1.   Phase I:
     -------

     (a) Effective November 1, 1997 Lessee shall expand their premises to Suite 200 at 4000 Wake Forest Road, Raleigh, North Carolina. The premises shall consist of approximately 2,832 rentable square feet, as shown in Exhibit A.

     (b) Effective November 1, 1997 through April 30, 1998 the following monthly rent shall apply to Phase I portion of the premises: Three Thousand, Four Hundred Twenty-two and 00/100 Dollars ($3,422.00) per month (see Paragraph 5, Rent Schedule for total rent due), subject to three percent (3%) escalator annually in May.

     (c) The lease term for this space is November 1, 1997 through April 30, 2001. It is understood by both parties that the term of this space is not concurrent with the term of the original space.

2.   Phase II:
     --------

     (a) Effective May 1, 1998 Lessee shall further expand their premises at Suite 200 at 4000 Wake Forest Road, Raleigh, North Carolina to include an additional 3,399 rentable square feet, as shown in Exhibit B.

     (b) Effective May 1, 1998 the following monthly rent shall apply to Phase II of expanded premises: Four Thousand, One Hundred Seven and 13/100 Dollars ($4,107.13) per month (see Paragraph 5, Rent Schedule for total rent due) subject to three percent (3%) escalator on anniversary date of lease.

     (c) The lease term for this space is May 1, 1998 through April 30, 2001. It is understood by both parties that the term for this space is not concurrent with the lease term of the original space.

3.   Landlord Improvements:
     ---------------------

     (a)  Landlord agrees to improve elevator cab with new carpeting and paint.

     (b) Landlord agrees to replace carpeting, paint, demolish walls and construct new walls as needed by Tenant with a budget not to exceed Ten Dollars ($10.00) per square foot or Sixty-two Thousand, Three Hundred Ten and 00/100 Dollars ($62,310.00) for the total renovation of Phase I and Phase II.

     (c) Landlord will furnish architectural design and construction which shall be included in the above budgeted number.

     (d) Tenant is solely responsible for all costs associated with the relocation of reception area and kitchen.

4.   Signage:
     -------

     (a) Landlord agrees that Tenant may participate with other building tenants in the expense of a monument sign to be erected at the street, with Tenant's name receiving top billing on the sign, if Tenant so desires.

     (b) Landlord further agrees that Tenant may, at Tenant's expense, and on the day that Tenant takes possession of the entire second floor, have a sign placed on the exterior of the building reflecting the name of Tenant's company.

     (c) This sign must meet code requirements of the City of Raleigh and be attached to the building in such a way as not to permanently damage the building surface or structure.


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

5.   Rent Schedule:
     -------------

                                         Annual Base Rent     Monthly Base Rent
                                         ----------------     -----------------
     Phase I:  2,832 RSF added
               (Total 8,846 RSF)
               11/1/97 - 4/30/98            $128,267.00          $10,688.92


     Phase II: 3,399 RSF added
               (Total 12,245 RSF)
               5/1/98 - 4/30/99             $180,168.72          $15,014.06
               5/1/99 - 4/30/00             $ 93,060.00          $ 7,755.00**
               5/1/00 - 4/30/01             $ 95,851.80          $ 7,987.65**

*    Includes three percent (3%) escalator.
**   Lease term for original 6,014 square feet expires 4/30/99.

     Except as expressly modified by this Amendment and as heretofore modified, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect through the term of the Lease.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their respective hands and seals the day and year first above written.

WITNESS                                 SEAL:

/s/ [signature illegible]               /s/ [signature illegible]
----------------------------------      ----------------------------------
                                        Milkson Associates, LLC, Lessor

WITNESS                                 SEAL:

/s/ [signature illegible]               /s/ [signature illegible]
----------------------------------      ----------------------------------
                                        Accipiter, Inc., Lessee


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